GROUP AND INDIVIDUAL FLEXIBLE PREMIUM
ANNUITY CONTRACTS
Issued by
KEYPORT LIFE INSURANCE COMPANY
SUPPLEMENT DATED NOVEMBER 1, 2001
TO THE
PROSPECTUS DATED MAY 1, 2001

--------------------------------------------------------------------------------------------------------------------------

After the close of business on October 31, 2001, Liberty Financial Companies, Inc. ("LFC"), the corporate parent of Keyport Life Insurance Company ("Keyport"), completed the sale of its annuity and bank marketing businesses, which include Keyport, to Sun Life Financial Services of Canada, Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London and Manila stock exchanges. As a result of the transaction, Keyport is now an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada.

--------------------------------------------------------------------------------------------------------------------------

Client Service Hotline
800-367-3653 (press 3)

Distributed by:
Keyport Financial Services Corp.
125 High Street
Boston, Massachusetts 02110

DIA.SUP(2)	11/01